UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200 Charlotte, North Carolina 28211 (Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On April 28, 2011, Horizon Lines, Inc. (the “Company”) entered into Amendment No. 1 to the Sub-Bareboat Charter Party Respecting 3 Vessels (the “Charter Amendment”) amending certain provisions of the Sub-Bareboat Charter Respecting 3 Vessels , dated as of February 27, 2003 (the “Charter”), among Horizon Lines, LLC, a wholly owned subsidiary of the Company, as Subcharterer (the “Subcharterer”), and CSX Alaska Vessel Company, LLC, as Charterer (the “Charterer”).
Pursuant to the terms of the Charter Amendment, the Charterer agreed to reduce the amount of payments due to it by a total of $12 million, retroactive to January 2011, through the January 2015 expiration of the Charter. In addition, the parties changed the Charter hire payment dates under the Charter, and the Subcharterer acknowledged and agreed that the Charterer is entitled to rights and remedies of a lessor in the event that the Subcharterer files under, or becomes subject to, applicable bankruptcy laws.
The above summary of material terms of the Charter Amendment is qualified in its entirety by reference to the complete text of it filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference. The Company also issued a press release on May 2, 2011, announcing the Charter Amendment, a copy of which is attached as Exhibit 99.1 and is incorporated in this Item 1.01 by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: May 4, 2011	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Charter Amendment, dated April 28, 2011
99.1	Press Release, dated May 2, 2011